FOR IMMEDIATE RELEASE                              Contact: Marvin N. Schoenhals

October 5, 2004                                                   (302) 571-7294

                   WSFS ANNOUNCES ORGANIZATIONAL ADVANCEMENTS

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, announced today that as a result of the Company's growth and expansion, responsibilities have changed for co-Chief Operating Officers Mark A. Turner and Karl L. Johnston.

         Along with Chairman, President and CEO Marvin N. Schoenhals, Mr. Turner and Mr. Johnston serve as members of the Company's Office of the Chief Executive Officer (OCEO), the senior executive leadership committee of WSFS.

         Mr. Turner, Chief Operating Officer (COO) and current Chief Financial Officer (CFO) has assumed responsibilities for all Retail Banking, Marketing, Human Resources and Facilities Management, in addition to his continuing responsibilities for Technology and Operations. As a result of the shift in his responsibilities, the Company has begun a search for a new CFO. Until a successor has been named, Mr. Turner will continue in his role as CFO.

         Mr. Johnston, Chief Operating Officer and Chief Lending Officer, has assumed responsibility for Risk Management in addition to his continuing responsibility for all Commercial Banking activities, Commercial Real Estate Lending, Private Banking and WSFS Investment Group.

         Mr. Schoenhals said, "The Company's growth and success, along with our similar plans for the future, have created both the opportunity for Mark and Karl to build on their talents in new areas and the opportunity to broaden the ranks of our senior management team with a new CFO."

         Mr. Turner joined the Company in 1996, was promoted to CFO in 1998 and further promoted to COO in 2001. Mr. Turner is a graduate of La Salle University, is a CPA and earned his MBA from the Wharton School of Business at the University of Pennsylvania. Mr. Turner is currently a candidate for his Master's in Executive Leadership from a new and unique program at the University of Nebraska, co-sponsored by the Gallup Organization. Mr. Turner is very active in the Delaware community and serves on the Board of Directors of the Delaware Bankers Association, the Delaware Chapter of the March of Dimes, the Delaware Community Foundation, the WSFS Foundation and Mr. Turner is a Trustee for Christiana Care, Inc.

         Mr. Johnston joined the Company in 1997 and has been a leading community banker in Delaware for the last 34 years. Active in both business and community, Mr. Johnston serves on the Board of Directors of Peninsula United Methodist Homes, the New Castle County Economic Council, the DEL-MAR-VA Council of the Boy Scouts of America and the WSFS Foundation. He is a former Board Member and past President of the Delaware Bankers Association. He also served as a Board Member of the United Way of Delaware and the New Castle County Chamber of Commerce, and as Director and faculty member of the Central Atlantic School of Commercial Lending. Mr. Johnston is a graduate of the University of Delaware and earned his MBA from Widener University.

         WSFS Financial Corporation is a $2.4 billion financial services company. At June 30, 2004, its principal subsidiary, Wilmington Savings Fund
Society, FSB, operated 23 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, WSFS Reit, Inc., WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                                                ----------------

                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #